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                                                                     EXHIBIT 4.8

            AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDMENT dated as of May 21, 2004, by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent"), and Olympic Steel, Inc., an Ohio corporation (the "Company").

      RECITALS:

      A. Company, Agent and Comerica Bank, Fifth Third Bank, Standard Federal Bank N.A., Fleet Capital Corporation and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended ("Credit Agreement").

      B. Company, the Banks and Agent desire to amend the Credit Agreement as set forth below.

      NOW THEREFORE, the parties agree as follows:

      1. The definitions of "Revolving Credit Maturity Date", "Term Loan A Maturity Date" and "Term Loan B Maturity Date" set forth in Section 1.1 of the Credit Agreement are amended to read as follows:

            "`Revolving Credit Maturity Date' shall mean the earlier to occur of
      (i) December 15, 2006, as such date may be extended pursuant to Section
      2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement."

            "`Term Loan A Maturity Date' shall mean December 15, 2006, as such date may be extended under Section 4.13 of this Agreement."

            "`Term Loan B Maturity Date' shall mean December 15, 2006, as such date may be extended under Section 4.13 of this Agreement."

      2. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

      3. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement

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are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1of the Credit Agreement; and (d) no Default or Event of Default has occurred and is continuing as of the date hereof.

      4. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

      5.    This Amendment may be signed in counterparts.

      6. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions:

            (a) Agent shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company, the Banks, and the Guarantors; and

            (b) Company shall have paid to the Agent for the benefit of the Banks the fee referred to in Section 7, below.

      WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                              OLYMPIC STEEL, INC.
as Agent

By:_______________________________         By:__________________________________

Its: _____________________________         Its: ________________________________

SWING LINE BANK:                           COMERICA BANK

                                           By:__________________________________

                                           Its: ________________________________

ISSUING BANK:                              COMERICA BANK

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                                           By:__________________________________

                                           Its: ________________________________

BANKS:                                     COMERICA BANK

                                           By:__________________________________

                                           Its: ________________________________

                                           STANDARD FEDERAL BANK N.A.

                                           By:__________________________________

                                           Its: ________________________________

                                           FIFTH THIRD BANK

                                           By:__________________________________

                                           Its: ________________________________

                                           FLEET CAPITAL CORPORATION

                                           By:__________________________________

                                           Its: ________________________________

                                           KEYBANK NATIONAL ASSOCIATION

                                           By:__________________________________

                                           Its: ________________________________

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Acknowledged by the undersigned Guarantor as of May 21, 2004.

                           :               GUARANTORS:

                                           OLYMPIC STEEL LAFAYETTE, INC.

                                           By: _________________________________

                                           Its:_________________________________

                                           OLYMPIC STEEL MINNEAPOLIS, INC.

                                           By:__________________________________

                                           Its: ________________________________

                                           OLYMPIC STEEL IOWA, INC.

                                           By:__________________________________

                                           Its: ________________________________

                                           OLY STEEL WELDING, INC.

                                           By:__________________________________

                                           Its: ________________________________

                                           OLYMPIC STEEL RECEIVABLES, L.L.C.

                                           By:__________________________________

                                           Its:_________________________________

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